UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2015

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore		554369
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2015, the Board of Directors of Kulicke & Soffa Industries, Inc. (the "Company") announced today that it has agreed with Bruno Guilmart that he will step down as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective immediately. Mr. Guilmart plans to retire, but will serve as an advisor to the Board until the end of calendar year 2015. Mr. Guilmart will receive 30,000 Singapore dollars per month and health benefits for his advisory services. Beginning in January 2016, Mr. Guilmart will receive 24 months base salary and the other benefits applicable to a separation from service pursuant to the Company’s Executive Severance Pay Plan.
The Board has named Jonathan H. Chou to fill the role of interim Chief Executive Officer and it has formed a committee to conduct a search for a permanent successor among external and internal candidates. Mr. Chou, 51, has been the Company’s Chief Financial Officer since 2010 and will continue to serve in his current role as the Company's Senior Vice President, Chief Financial Officer and Principal Accounting Officer.
A copy of the Company’s press release announcing Mr. Guilmart’s departure and Mr. Chou’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2015	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Lester A. Wong
	Name:	Lester A. Wong
	Title:	Senior Vice President, Legal Affairs and General Counsel